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Form BCA-10.30                        ARTICLES OF AMENDMENT    File # 5868-251-9
(Rev. Jan. 1995)
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George H. Ryan                                              SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832
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Remit payment in check or money                            This space for use
by order, payable to "Secretary of                         Secretary of State
State".  The filing fee for
articles of amendment - $25.00                             Date:
                                                           Franchise Tax:
                                                           Filing Fee:
                                                           Penalty:
                                                           Approved: [Approved]
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1.  CORPORATE NAME:          THE O'BOISIE CORPORATION
                                                                (Note 1)
2.  MANNER OF ADOPTION OF AMENDMENT:
    The following amendment to the Articles of Incorporation was adopted on May 31, 1996 in the manner indicated below. ("X" one box only)

/ / By a majority of the incorporators, provided no directors were named in the
    articles of incorporation and no directors have been elected,      (Note 2)
/ / By a majority of the board of directors, in accordance in Section 10.10, the corporation having issued no shares as of the time of adoption of this
    amendment;                                                         (Note 2)
/ / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the
    adoption of the amendment;                                         (Note 3)
/ / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation
    were voted in favor of the amendment;                              (Note 4)
/ / By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10 (Notes 4 &
    5)
X By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the
    shareholders entitled to vote on this amendment.                   (Note 5)

TEXT OF AMENDMENT:

    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
    Article 1:  The name of the corporation is:
                                  (NEW NAME)
                    All changes other than name, include on page 2
                                        (over)

                                  Text of Amendment

    b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in it entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

    SEE ATTACHED EXHIBIT A

                             EXHIBIT A TO FORM BCA-10.30

    RESOLVED: That Article 5, Item (a) of the Articles of Incorporation of the Corporation be and hereby is amended in its entirety to read as follows:

    The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than four (4) nor more than seven (7) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

    Upon the closing of an initial public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as amended (an "IPO"), the directors shall be divided into three classes, Class I, Class II and Class III with each class being as nearly equal in number of directors as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. Beginning in 1997, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Following an IPO, no director may be removed, except with cause. Except as required by law or the provisions of these Articles of Incorporation, all vacancies on the board of directors and newly-created directorships shall be filled by the board of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

    RESOLVED: That Article 7 of the Articles of Incorporation of the Corporation be and hereby is amended in its entirety to read as follows:

    PARAGRAPH 1: WRITTEN CONSENT. At any time after the closing of an IPO, any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock.

    PARAGRAPH 2: SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called upon not less than ten nor more than 60 days' written notice by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of the stockholders owning at least a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote.

    PARAGRAPH 3: AMENDMENT. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with this Article 7.

    PARAGRAPH 4: BY-LAWS. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. The By-Laws of the Corporation may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least two-thirds of the voting power of the shares of the Corporation entitled to be cast generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-Laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such special meeting.

    PARAGRAPH 5: NO CUMULATIVE VOTING. No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right. At all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall only be entitled to one vote for each share of capital stock held by such stockholder.

    PARAGRAPH 6: CERTAIN TRANSACTIONS. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided by law for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

    PARAGRAPH 7: LOCATION OF MEETINGS; BOOKS AND RECORDS. Meetings of stockholders may be held within or without the State of Illinois as the By-Laws may provide. The books of the Corporation may be kept outside the State of Illinois at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

    PARAGRAPH 8: INDEMNIFICATION OF OFFICERS AND DIRECTOR. The Corporation shall:

         (a) indemnify, to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

         (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the shall deem proper; and

         (c) indemnify any director or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
    Article 7, Paragraph 7(a) and (b), or in defense of any claim, issue or matter therein; and

              (d)  make any indemnification under Article 7, Paragraph 7(a) and
    (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article 7 Paragraph 8(a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

         (e) pay expenses incurred by a director or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this
    Article 7. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article 7 unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

         (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article 7 exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

         (g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7; and

         (h) deem the provisions of this Article 7 to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this
    Article 7 is in effect and any repeal or modification of this Article 7 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article 7 shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the Illinois Business Corporation Act of 1983 only at the discretion of the board of directors of this Corporation; and

         (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article 7, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

    PARAGRAPH 9: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS: The personal liability of the directors of the Corporation hereby is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (If not applicable, insert "No change").

         NO CHANGE.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

         NO CHANGE.

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

         NO CHANGE.

                                  Before Amendment         After Amendment

              Paid-in Capital:

      (Complete either item 6 or 7 below.  All signatures must be in BLACK INK.)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

    Date:     May 31, 1996                       THE O'BOISIE CORPORATION
                                            (EXACT NAME OF CORPORATION AT DATE
                                            OF EXECUTION)
    attested by:  /s/ Susan Bolin           by:  /s/ David S. Blue
    (SIGNATURE OF SECRETARY OR ASSISTANT    (SIGNATURE OF PRESIDENT OR
     SECRETARY)                             VICE PRESIDENT)
    Susan Bolin, Secretary                  David S. Blue, President
    (TYPE OR PRINT NAME AND TITLE)          (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.


                                          OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, than a majority of the directors of such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated ______________________________, 19____



                                        Page 3

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                                NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                     (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:
         (a) to remove the names and address of directors named in the articles of incorporation;
         (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section
              5.10 is also filed;
         (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected;
         (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
         (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
         (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05;
         (g)  to restate the articles of incorporation as currently amended.
                                                   (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                         (Sections 7.10 & 10.20)





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